December ll, l998


Mr. Michael Favish
President
Fotoball USA Inc.
3738 Ruffin Road
San Diego, CA 92123


                       Re: License Agreement No. ML-2329D


Dear Mr. Favish:

    This letter, when fully executed, shall formally amend License Agreement No. ML-2329D(the "License Agreement") between Major League Baseball Properties, Inc. ("Licensor") and Fotoball USA Inc. ("Licensee"), with respect to certain rights owned or controlled by Licensor, as agent for the Major League Baseball Clubs.

    By our mutual execution hereof:

    A. As of January 1, 1997, the text of Schedule A, Logos is deleted in its entirety and replaced by the following:

        The names, characters, symbols, designs, likenesses, visual representations and such other similar or related identifications (but such similar or related identifications must be approved in writing by Licensor in advance of use) of the following noted organizations in connection with the marketing, promotion and sale of that described in Schedule B hereof: (1) Major League Baseball Properties, Inc., (2) the American League, (3) the National League, (4) the following
    Clubs: Arizona Diamondbacks, Tampa Bay Devil Rays, Baltimore Orioles, Boston Red Sox, California Angels, Chicago White Sox, Cleveland Indians, Detroit Tigers, Kansas City Royals, Milwaukee Brewers, Minnesota Twins, New York Yankees, Oakland Athletics, Seattle Mariners, Texas Rangers, Toronto Blue Jays, Atlanta Braves, Chicago Cubs, Cincinnati Reds, Colorado Rockies, Florida Marlins, Houston Astros, Los Angeles Dodgers, Montreal Expos, New York Mets, Philadelphia Phillies, Pittsburgh Pirates, St. Louis Cardinals, San Diego Padres, San Francisco Giants, (5) All-Star Game, Division Series, League Championship Series, World Series, other names given to such games or events and other names given to other Major League Baseball playoff games, and (6) the following ballparks:
    Oriole Park at Camden Yards and Jacobs Field.

    B.  As of January 1, 1997, the text of Schedule B, Licensed
Product(s) No. 7 is deleted in its entirety and replaced by the following:

        7.  [INTENTIONALLY LEFT BLANK].

    C. As of January 1, 1997, the text of the first unnumbered paragraph of Schedule B, Licensed Product(s) is deleted in its entirety and replaced by the following:

        No rights to utilize the names, likenesses and/or signatures of any individuals (including, without limitation, Major League Baseball players), are granted under this Agreement. Licensee must present to Licensor written evidence of having obtained the proper authorization to utilize any such names, likenesses and/or signatures.

    D. As of September 11, 1998, the text of Schedule B, Licensed Product(s) is amended to add the following:

        17. Baseballs made of synthetic leather, depicting the names and likenesses of Mark McGwire and/or Sammy Sosa each in uniforms bearing Club Logos, commemorating the breaking of the single season home run record, and sold separately or in sets with or without a miniature baseball glove.

    E.  As of January 1, 1999, the text of Schedule B, Licensed
Product(s) is amended to add

        18. Oversized baseballs made of synthetic white leather, featuring Club Logos and/or the names and likenesses of current Major League Baseball players.

        19. Playground balls made of rubber, featuring Club
    Logos and/or the names and likenesses of current Major League
    Baseball players.

    F.  As of January 1, 1997, the text of Schedule C, Licensed
Territory (I) is deleted in its entirety and replaced by the following:

        I.  For Licensed Product Nos. 1-11 and 13-15:

                The fifty United States of America, the District of
            Columbia, Puerto Rico and U.S. territories and possessions, including U.S. military bases worldwide.

    G. As of September 11, 1998, the text of Schedule C, Licensed Territory (I) is deleted in its entirety and replaced by the following:

        I.  For Licensed Product Nos. 1-11, 13-15 and 17:

                The fifty United States of America, the District of
            Columbia, Puerto Rico and U.S. territories and possessions, including U.S. military bases worldwide.

    H.  As of January 1, 1999, the text of Schedule C, Licensed
Territory (I) is deleted in its entirety and replaced by the following:

        I.  For Licensed Product Nos. 1-11, 13-15 and 17-19:

                The fifty United States of America, the District of Columbia, Puerto Rico and U.S. territories and possessions, including U.S. military bases worldwide.

    I.  As of January 1, 1997, the text of the "For Licensed
Product No. 7" portion of Schedule E, Percentage Compensation is deleted in its entirety.

    J.  As of September 11, 1998, the text of Schedule E,
Percentage Compensation, is deleted in its entirety and replaced by the following:

        For Sales of Licensed Product Nos. 1-4, 8-11 and 13-16 in
         Calendar Year 1998:

            Nine percent (9%) of net sales as defined in Paragraph 4B.

        For Sales of Licensed Product Nos. 1-4, 8-11 and 13-16 in
         Calendar Year 1999:

            Eleven percent (11%) of net sales as defined in Paragraph 4B.

        For Licensed Product Nos. 5 and 6:

            Twelve percent (12%) of net sales as defined in Paragraph 4B.

        For Licensed Product No. 12:

            Six percent (6%) of net sales as defined in Paragraph 4B.

        For Licensed Product No. 17:

            Five percent (5%) of net sales as defined in Paragraph 4B.

    K.  As of January 1, 1999, the text of Schedule E, Percentage
Compensation, is amended to add the following:

        For Licensed Product Nos. 18 and 19:

            Eleven percent (11%) of net sales as defined in Paragraph 4B.

       In each of the above cases, Percentage Compensation shall be applied against Guaranteed Compensation payable in the same calendar year only, without carryover. Percentage
    Compensation attributable to premium sales of the Licensed
    Products shall not be applied against Total Guaranteed
    Compensation.

        For purposes of this Agreement, a "sale" shall be deemed to have occurred at the earlier of when invoiced by Licensee or when shipped by Licensee

        Except as noted above, the License Agreement and all its terms and conditions shall continue to govern our relationship. Please show concurrence with the above by signing both copies and returning them to my attention. Upon final execution, one copy will be sent to you for your files.

    This letter shall have no legal effect unless and until signed by all parties noted below.

AGREED AND ACCEPTED:

MAJOR LEAGUE BASEBALL PROPERTIES, INC.

BY:/s/ Howard Smith
   -----------------------------

TITLE: V.P. Licensing
      --------------------------

DATE:   1/13/99
      --------------------------

FOTOBALL USA, INC.

BY:/s/ Michael Favish
   -----------------------------
TITLE: President & CEO
       -------------------------
DATE:  1/11/99
       -------------------------

cc: Lisa Morales - MLBP